Exhibit 99.1

4675 MacArthur Court, Suite 800
Newport Beach, California 92660 USA
949.437.1000   fax: 949.724.1397
www.cleanenergyfuels.com

Clean Energy Reports 84.5 Million Gallons Delivered and Revenue of $97.0 Million for Third Quarter of 2016

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) ("Clean Energy" or the "Company") today announced operating results for the third quarter ended September 30, 2016.

The Company delivered 84.5 million gallons in the third quarter of 2016, a 5% increase from 80.6 million gallons delivered in the third quarter of 2015.

Revenue for the third quarter of 2016 was $97.0 million, a 5% increase from $92.3 million for the third quarter of 2015. The Company’s deliveries of vehicle fuel, renewable natural gas, customer station construction activity and excise tax credits for alternative fuels ("VETC") increased revenue in the third quarter of 2016.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “I'm pleased with our third quarter financial results together with our growth in volumes and improved capital structure, particularly the dramatic reduction in our current debt balance. And we continue to see positive momentum in the use of natural gas and renewable natural gas as a vehicle fuel as demonstrated by multiple customer gains and expansions."

On a GAAP basis, net loss for the third quarter of 2016 was $12.6 million, or $0.10 per share, compared to a net loss of $23.1 million, or $0.25 per share, for the third quarter of 2015. The third quarter of 2016 included VETC revenue of $6.7 million and a net non-cash loss of $0.7 million from the settlement of a portion of the Company's debt (the "debt reductions"). For the nine months ended September 30, 2016, net loss was $8.3 million, or $0.07 per share, compared to a net loss of $84.2 million, or $0.92 per share, for the same period in 2015. The nine months ended September 30, 2016 included a net non-cash gain of $25.4 million from the debt reductions and VETC revenue of $19.6 million. The three and nine months ended September 30, 2015 did not include any VETC revenue but included other income of $2.3 million from a litigation settlement and earn-out relating to our former Dallas bio methane plant ("other gains").

Non-GAAP loss per share for the third quarter of 2016 was $0.08, compared to non-GAAP loss per share of $0.23 for the third quarter of 2015. The third quarter of 2016 included VETC revenue and the net non-cash loss from the debt reductions. For the nine months ended September 30, 2016, non-GAAP loss per share was $0.02, compared to non-GAAP loss per share of $0.84 for the same period in 2015. The nine months ended September 30, 2016 included VETC revenue and the net non-cash gain from the debt reductions. The three and nine months ended September 30, 2015 included other gains of $2.3 million. Non-GAAP loss per share is described below and reconciled to GAAP net loss and loss per share attributable to Clean Energy Fuels Corp.

Adjusted EBITDA for the third quarter of 2016 was $10.9 million compared to Adjusted EBITDA of $3.1 million for the third quarter of 2015. The third quarter of 2016 included VETC revenue and the net non-cash loss from the debt reductions. For the nine months ended September 30, 2016, Adjusted EBITDA was $67.4 million compared to Adjusted EBITDA of $(5.1) million for the same period in 2015. The nine months ended September 30, 2016 included VETC revenue and the net non-cash gain from the debt reductions. The three and nine months ended September 30, 2015 included other gains of $2.3 million. Adjusted EBITDA is described below and reconciled to GAAP net loss attributable to Clean Energy Fuels Corp.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company uses non-GAAP financial measures called non-GAAP earnings per share ("non-GAAP EPS" or "non-GAAP loss per share") and adjusted EBITDA ("Adjusted EBITDA"). Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis.

Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or, when specified, non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes that these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP loss per share or operating loss or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Management compensates for these limitations by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net loss attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, plus or minus any loss (gain) from changes in the fair value of derivative warrants and plus the charges relating to the move of the Company's headquarters ("HQ Lease Exit"), the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes that excluding non-cash expenses related to stock-based compensation provides useful information to investors because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance, which may obscure trends in a company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash loss (gain) from changes in the fair value of derivative warrants is useful to investors because the valuation of the derivative warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the HQ Lease Exit is useful to investors because the charges are not part of or representative of the core operations of the Company.

The table below shows GAAP and non-GAAP EPS and also reconciles GAAP Net Loss attributable to Clean Energy Fuels Corp. to Adjusted Net Loss:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in 000s, except per-share amounts)	2015	2016	2015	2016
Net Loss Attributable to Clean Energy Fuels Corp.	$(23,119)	$(12,628)	$(84,228)	$(8,270)
Stock-Based Compensation, Net of $0 Tax	2,656	2,077	8,009	6,533
Gain From Change in Fair Value of Derivative Warrants	(502)	(26)	(1,085)	(25)
HQ Lease Exit	152	—	496	—
Adjusted Net Loss	$(20,813)	$(10,577)	$(76,808)	$(1,762)
Weighted-Average Common Shares Outstanding - Diluted	91,561,613	130,436,038	91,454,117	112,819,041
GAAP Loss Per Share Attributable to Clean Energy Fuels Corp.	$(0.25)	$(0.10)	$(0.92)	$(0.07)
Non-GAAP Loss Per Share	$(0.23)	$(0.08)	$(0.84)	$(0.02)

Adjusted EBITDA

Adjusted EBITDA is defined as net loss attributable to Clean Energy Fuels Corp., plus or minus income tax expense (benefit), plus or minus interest expense (income), net, plus depreciation and amortization expense, plus stock-based compensation expense, minus any gain from changes in the fair value of derivative warrants and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to GAAP net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in 000s)	2015	2016	2015	2016
Net Loss Attributable to Clean Energy Fuels Corp.	$(23,119)	$(12,628)	$(84,228)	$(8,270)
Income Tax Expense (Benefit)	(241)	416	1,353	1,229
Interest Expense, Net	10,152	6,283	30,020	23,264
Depreciation and Amortization	14,000	14,801	40,288	44,682
Stock-Based Compensation, Net of $0 Tax	2,656	2,077	8,009	6,533
Gain From Change in Fair Value of Derivative Warrants	(502)	(26)	(1,085)	(25)
HQ Lease Exit	152	—	496	—
Adjusted EBITDA	$3,098	$10,923	$(5,147)	$67,413

Gallons Delivered

The Company defines “gallons delivered” as its gallons of compressed natural gas ("CNG"), liquefied natural gas ("LNG") and renewable natural gas ("RNG"), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers during the applicable period plus the Company's proportionate share of gallons delivered by joint ventures.

The table below shows gallons delivered for the three and nine months ended September 30, 2015 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
Gallons Delivered (in millions)	2015	2016	2015	2016
CNG	61.1	66.7	168.5	191.7
RNG(1)	1.3	0.7	7.7	2.3
LNG	18.2	17.1	54.0	50.9
Total	80.6	84.5	230.2	244.9
(1) Represents RNG sold as non-vehicle fuel. RNG sold as vehicle fuel, also known as Redeem™, is included in CNG and LNG.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Saturday, December 3 by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13635572. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (Nasdaq: CLNE) is the leading provider of natural gas fuel for transportation in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents delivered. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and RNG fuel than any other company in the United States. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding, among other things: increased market adoption of natural gas as a vehicle fuel, generally; sales of growing volumes of natural gas vehicle fuel to more fleets in the Company’s key customer markets; the strength of the Company’s key markets and businesses; the strength of the Company’s position in the market; the benefits of natural gas (including renewable natural gas) relative to gasoline, diesel and other vehicle fuels, including economic and environmental benefits; continued interest and investment in natural gas as a vehicle fuel, including tax credits and other government incentives promoting the use of cleaner fuels; and the Company’s ability to successfully enter new markets and more deeply penetrate its current key markets, build, sell and open new natural gas fueling stations and add to its volume of gallons delivered. Actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas (including renewable natural gas), renewable diesel, biodiesel, ethanol, electricity and hydrogen, as well as vehicles powered by these fuels; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel; the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully in this market; the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. heavy-duty truck market; future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business and its debt repayment obligations (whether at or prior to maturity); the availability of tax credits and other government incentives for natural gas fueling and vehicles, changes to federal, state or local fuel emission standards or other environmental regulations applicable to natural gas production, transportation or use; the Company’s ability to manage and grow its RNG business, including its RNG production facilities; the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, including receiving revenue from these stations equal or greater to their costs or at all; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to sustain or grow its compressor business and manage risks and uncertainties related to its international operations; the Company’s ability to hire and retain key personnel; the Company’s ability to integrate any mergers, acquisitions and investments; compliance with governmental regulations; and the Company’s ability to effectively manage its LNG plants.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Annual Report on Form 10-K filed on March 3, 2016 and its Quarterly Report on Form 10-Q filed on November 3, 2016 with the Securities and Exchange Commission (www.sec.gov), contain more information on potential factors that may cause actual results to differ materially from the forward-looking statements included in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster
Senior Vice President, Corporate Communications
949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2015	September 30, 2016
Assets
Current assets:
Cash and cash equivalents	$43,724	$41,555
Restricted cash	4,240	4,629
Short-term investments	102,944	77,313
Accounts receivable, net of allowance for doubtful accounts of $1,895 and $2,343 as of December 31, 2015 and September 30, 2016, respectively	73,645	72,949
Other receivables	60,667	28,564
Inventory	29,289	29,455
Prepaid expenses and other current assets	14,657	15,191
Total current assets	329,166	269,656
Land, property and equipment, net	516,324	487,922
Notes receivable and other long-term assets, net	14,732	16,981
Investments in other entities	5,695	2,644
Goodwill	91,967	93,848
Intangible assets, net	42,644	40,303
Total assets	$1,000,528	$911,354
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$149,856	$4,851
Accounts payable	26,906	23,106
Accrued liabilities	59,082	54,267
Deferred revenue	10,549	8,544
Total current liabilities	246,393	90,768
Long-term portion of debt and capital lease obligations	352,294	282,769
Long-term debt, related party	65,000	65,000
Other long-term liabilities	7,896	8,168
Total liabilities	671,583	446,705
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares; issued and outstanding 92,382,717 shares and 134,235,058 shares at December 31, 2015 and September 30, 2016, respectively	9	13
Additional paid-in capital	915,199	1,055,211
Accumulated deficit	(591,683)	(599,953)
Accumulated other comprehensive loss	(20,973)	(15,698)
Total Clean Energy Fuels Corp. stockholders’ equity	302,552	439,573
Noncontrolling interest in subsidiary	26,393	25,076
Total stockholders’ equity	328,945	464,649
Total liabilities and stockholders’ equity	$1,000,528	$911,354

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
Revenue:
Product revenues	$77,355	$84,456	$222,396	$263,179
Service revenues	14,902	12,561	42,577	37,645
Total revenues	92,257	97,017	264,973	300,824
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	59,313	55,481	174,079	170,746
Service cost of sales	7,410	6,377	21,163	19,095
Gain from change in fair value of derivative warrants	(502)	(26)	(1,085)	(25)
Selling, general and administrative	27,800	25,914	87,027	76,769
Depreciation and amortization	14,000	14,801	40,288	44,682
Total operating expenses	108,021	102,547	321,472	311,267
Operating loss	(15,764)	(5,530)	(56,499)	(10,443)
Gain (loss) from extinguishment of debt, net	—	(668)	—	25,375
Interest expense, net	(10,152)	(6,283)	(30,020)	(23,264)
Other income (expense), net	2,648	(109)	3,512	(6)
Loss from equity method investments	(154)	(13)	(703)	(20)
Loss before income taxes	(23,422)	(12,603)	(83,710)	(8,358)
Income tax benefit (expense)	241	(416)	(1,353)	(1,229)
Net loss	(23,181)	(13,019)	(85,063)	(9,587)
Loss from noncontrolling interest	62	391	835	1,317
Net loss attributable to Clean Energy Fuels Corp.	$(23,119)	$(12,628)	$(84,228)	$(8,270)
Loss per share attributable to Clean Energy Fuels Corp.:
Basic	$(0.25)	$(0.10)	$(0.92)	$(0.07)
Diluted	$(0.25)	$(0.10)	$(0.92)	$(0.07)
Weighted-average common shares outstanding:
Basic	91,561,613	130,436,038	91,454,117	112,819,041
Diluted	91,561,613	130,436,038	91,454,117	112,819,041

Included in net loss are the following amounts (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
Station Construction Revenues	$11.5	$13.7	$27.5	$48.0
Station Construction Cost of Sales	(10.3)	(12.3)	(24.0)	(41.3)
Stock-Based Compensation Expense, Net of $0 Tax	(2.7)	(2.1)	(8.0)	(6.5)
VETC	—	6.7	—	19.6